Exhibit 99.1

WiSA Technologies Reports Q4 and Full Year 2022 Results

- Advances WiSA E for TVs to transmit Immersive Audio without an HDMI cable or Soundbar –

- Expects approximately $1.1 million lower operating expenses in Q1 2023 versus Q4 2022 -

BEAVERTON, OR — (March 15, 2023) — WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, reported fourth quarter and full year 2022 financial results. In its conference call and presentation to be held on March 16, 8 am pacific time, management will discuss the company’s results and provide a business update.

“Q4 2022 revenue was $0.9 million, similar to revenue in Q3 2022, as industry conditions continued to impact our business and contributed to excess end product inventory at retailers due to the slow down in consumer spending on consumer electronics,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies. “In response to this soft demand, we have reduced discretionary spending in Q1 2023, and we expect operating expenses to be about $1.1 million lower in Q1 2023 than in Q4 2022.”

Growing Customer Interest and Engagement

WiSA Technologies is experiencing strong customer interest and responses to its expanded product portfolio, which targets a broad range of middle market products, including HDTVs, smart speakers, home theater speakers, PCs/laptops, among others. On its update call, the company will review its technology for WiSA E and WiSA DS, its innovative solutions for complete audio immersion.

“WiSA continues to drive industry innovation in immersive audio at all price points. Our world class engineering team continues to develop and advance WiSA E, our interoperable IP targeted for licensing and to run on third-party chips as well as our own modules, enables superb audio transmission without an HDMI cable,” said Moyer. “Beta samples for WiSA E have shipped to our first customer, and we expect to ship to the next three customers in Q2 2023.

“WiSA made a strong showing at CES in January 2023, with 22 companies engaging in demos of multiple new products. The marketing team is completing two weeks of follow-up meetings with leading consumer electronics companies in Korea, Japan and Taiwan, and we are confident these activities will result in new opportunities for soundbar design wins which would be a strong start to the year,” added Moyer.

Q4 2022 Financial Highlights

•	Q4 2022 revenue was $0.9 million, compared to $2.0 million in Q4 2021 and $0.9 million in Q3 2022.
•	Q4 2022 gross margin as a percentage of sales was 2%, compared to 30% in Q4 2021 and 14% in Q3 2022.
•	On December 1, 2022, we closed a public offering for gross proceeds of approximately $7.6 million.
•	At December 31, 2022, cash and cash equivalents were $2.9 million.

February 2023 Financing

On February 3, 2023, the company closed a registered direct offering and concurrent private placement priced at-the-market for gross proceeds of approximately $6.2 million.

Revenue Guidance

While current industry conditions provide limited visibility and the first half of the year is typically a seasonally slow period, WiSA Technologies expects full year revenue growth in 2023 compared to 2022 based on new WiSA HT and WiSA DS designs entering into production, launching Platin Audio’s Rio 5.1.4 Soundbar, and later in the year replenishing reduced inventories at its customers.

Q4 2022 and Recent Highlights

●	Demonstrated Dolby Atmos Music was trending with the Dolby Atmos at the LD Micro Main Event XV.
●	Premiered WiSA Association’s latest category expansion at CEDIA Expo 2022, where members won multiple awards.
●	Platin Audio debuted the world’s first wireless Dolby Atmos enabled WiSA Certified speaker system.
●	Launched a new App delivering powerful and intuitive control of WiSA-Enabled TVs, Soundbars, and External Transmitters.
●	Platin Audio showcased its New Monaco 5.1.2 at B&H Photo Video SuperStore in New York City.
●	At CES 2023, demonstrated:

o	WiSA’s multichannel audio software IP running on an Android TV SoC Platform
o	WiSA E 5GHz multichannel audio software running on a Realtek wireless chip
o	A wireless 5.1.4 Dolby Atmos soundbar system platform powered by WiSA DS.
●	Began shipping WiSA E multichannel audio development kits to initial Beta customers.
●	Mesanovic’s latest studio monitor speaker earned WiSA HT Interoperability Certification.
●	Pylon Audio’s Jasper loudspeakers line earned WiSA HT Interoperability Certification.

WiSA Technologies Investor Conference Call

Management will hold a conference call to discuss the results and provide a business update at 8:00 am PT / 11:00 am ET, on Thursday, March 16, 2023. The conference call will be available through a live webcast found here:

WiSA Technologies Fourth Quarter 2022 Results webcast

Those without internet access or who wish to dial in may call: 1-877-270-2148 (domestic), or 1-412-902-6510 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the WiSA Technologies call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for one year, at the above webcast link. A telephonic replay of the call will be available through March 23, 2023 and may be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 5039532.

A presentation of the Q4 2022 results will be accessible on Thursday, March 16, 2023, under the “Investors” section of WiSA Technologies’ website.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR. For more information, please visit: www.wisatechnologies.com

© 2023 WiSA Technologies Inc. All rights reserved. WiSA Technologies Inc. and the WiSA Technologies Inc. logo are trademarks of WiSA Technologies Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding revenue growth, future operating expenses, design production, licensing opportunities, shipment of our interoperable IP, product and app launches, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting WiSA Technologies’ business, including our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets; current macroeconomic uncertainties associated with the COVID-19 pandemic; our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers; and other risks detailed from time to time in WiSA Technologies’ filings with the Securities and Exchange Commission.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com

WISA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2022 and 2021

(in thousands, except share and per share data)

(unaudited)

	Year Ended December 31,
	2022	2021
Revenue, net	$3,365	$6,541
Cost of revenue	2,970	4,677
Gross profit	395	1,864

Operating Expenses:
Research and development	7,144	5,236
Sales and marketing	6,140	4,123
General and administrative	5,155	4,016
Total operating expenses	18,439	13,375
Loss from operations	(18,044)	(11,511)

Interest expense, net	(898)	(9)
Change in fair value of warrant liability	2,852	—
Change in fair value of derivative liability	(47)	—
Gain on forgiveness of Paycheck Protection Program loan	—	859
Other expense, net	(12)	(11)
Warrant inducement expense	—	(1,146)
Loss before provision for income taxes	(16,149)	(11,818)
Provision for income taxes	2	2
Net loss	(16,151)	(11,820)
Convertible preferred stock dividend	—	(34)
Deemed dividend on exchange of convertible preferred
stock for common stock	—	(1,192)
Net loss attributable to common stockholders	$(16,151)	$(13,046)
Net loss per common share - basic and diluted	$(82.89)	$(105.20)
Weighted average number of common shares used in computing net loss per common share	194,852	124,016

Note: Share and per share amounts have been retroactively adjusted to reflect the impact of a 1-for-100 reverse stock split effected in January 2023.